EXHIBIT 10.1

	TRION, INC.
	1995 NON-EMPLOYEE DIRECTOR STOCK PLAN
	(As Amended December 10, 1998 and approved by the Shareholders April 20, 1999)

Article I.   General

1.01	Purpose.  The purposes of the 1995 Non-Employee Director Stock
Plan (hereinafter referred to as the "Plan") are to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to Non-Employee Directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued successful performance and progress.

1.02	Adoption and Term.  The Plan was first approved by the Board effective as of January 16, 1995, and approved by the Company's shareholders at the annual meeting of shareholders held in 1995. An amendment to the Plan which increased the number of shares from 30,000 to 45,000 was approved by the Board on December 10, 1998, subject to approval by the Company's Shareholders at the Annual meeting on April 20, 1999. The Plan shall terminate without further action at the close of business of April 18, 2000.

1.03	Definitions.  As used herein the following terms have the
following meanings:

(a)	Affiliate means any parent or subsidiary corporation of the
Company within the meaning of Section 424(e) and (f), respectively, of the Code.

(b)	Annual Award means the shares of Common Stock issued pursuant to the Plan in payment of the Annual retainer.

(c)	Annual Meeting Date means, as to any particular year, the date on which the annual meeting of the Company's shareholders is held.

(d)	Annual Retainer means, as to any particular year, the dollar amount of the retainer for such year payable to Non-Employee Directors as determined by the Board, excluding for this purpose any fees payable for attendance at meetings of the Board or of a committee of the Board.

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(e)	Board means the Board of Directors of the Company.

(f)	Code means the Internal Revenue Code of 1986, as amended.
References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

(g)	Common Stock means the $0.50 par value common stock of the
Company.

(h)	Company means Trion, Inc., a Pennsylvania corporation, and any successor thereto.

(i)	Director means a member of the Board.

(j)	Employee means any employee of the Company or an Affiliate.

(k)	Exchange Act means the Securities Exchange Act of 1934, as
amended.

(l)	Fair Market Value means, on any date, the closing sale price of one share of Common Stock, as reported in the NASDAQ National Market System or any national securities exchange on which the Common Stock is then listed, as published in the Wall Street Journal or another newspaper of general circulation, as of such date or, if there were no sales reported as of such date, as of the last date preceding such date as of which a sale was reported.
 In the event that the Common Stock is not listed on the NASDAQ National Market System or a national securities exchange, Fair Market Value shall be determined in good faith by the Board in its sole discretion.

(m)	Non-Employee Director means a Director who is not an Employee.

(n)	Plan means this Trion, Inc. 1995 Non-Employee Director Stock Plan, as it may hereafter be amended from time to time.

(o)	Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.



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1.04	Number of Shares.  Subject to adjustment in accordance with
Section 5.01, up to 45,000 shares of Common Stock in the aggregate shall be available for Annual Awards under the Plan. Such shares may be authorized and unissued shares or shares which shall have been issued and subsequently reacquired by the Company.

Article II.	Administration

2.01	The Board.  The Plan shall be administered by the Board.  Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Notwithstanding the foregoing, the Board shall have or exercise no discretion with respect to the selection of persons eligible to receive Annual Awards hereunder, the determination of the number of Annual Awards to be granted to any person or any other aspect of Plan administration with respect to which such discretion is not permitted in order for grants of Annual Awards to be exempt under Rule 16b-3 under the Exchange Act.

Article III.	Participation

3.01	Participants.  Each Non-Employee Director shall participate in the
Plan on the terms and conditions hereinafter set forth.

Article IV.	Grant of Annual Awards

4.01	Grant of Annual Awards.  As of each Annual Meeting Date, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive an Annual Award of shares of Common Stock in an amount determined in accordance with Section 4.02. Receipt of the Annual Award shall constitute complete and full satisfaction of any obligation of the Company to pay the Annual Retainer.

4.02	Number of Shares.  The number of shares of Common Stock covered by an Annual Award shall be equal to 100% of the Annual Retainer divided by the Fair Market Value of the Common Stock at the close of business on the eleventh day prior to the Annual Meeting Date. Any fraction of a share shall be rounded down to the next whole share so that no fractional shares of Common Stock are issued.


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Article V.	Miscellaneous

5.01	Adjustments to Reflect Capital Changes.  The number and kind of shares available for Annual Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization of the Company with a similar substantive effect upon the Plan or the Annual Awards granted under the Plan.

5.02	Termination and Amendment.  The Board shall have the right and the power to terminate the Plan at any time. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the shareholders of the Company, increase the number of shares of Common Stock available for Annual Awards hereunder or make any other amendment which requires shareholder approval under Rule 16b-3 under the Exchange Act, unless the Board determines that such compliance is no longer desired, or under any other applicable law; and provided, further, that the Board shall not amend more than once every six months any provisions which may not be so amended in order for grants of Annual Awards to be exempt under Rule 16b-3 under the Exchange Act, other than amendments to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. For purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the shareholders of the Company if such amendment shall have been submitted for a vote by the shareholders at a duly called and constituted meeting of such shareholders at which a quorum is present and a majority of the votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment.

5.03	Requirements of Law.  The issuance of Common Stock pursuant to an
Annual Award shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

5.04	No Guarantee of Membership.  Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

5.05	Governing Law.  The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provision of such laws, and shall be construed in accordance therewith.


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5.06	No Strict Construction.  No rule of strict construction shall be implied against the Company, the Board, or any other person in the interpretation of any of the terms of the Plan, any Annual Award granted under the Plan or any rule or procedure established by the Board.

5.07	Compliance with Rule 16b-3.  It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board. The Board is authorized to amend the Plan to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.


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